                                 EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                   CMGI, INC.,

                                 NAVISITE, INC.,

                                 ClickHear, Inc.

                                       AND

                       THE STOCKHOLDERS OF CLICKHEAR, INC.





                               February 16, 2000
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                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE I - PURCHASE AND SALE..........................................   1
    1.1     Purchase of Company Shares.................................   1
    1.2     Further Assurances.........................................   1
    1.3     The Closing................................................   2
    1.4     Actions at the Closing.....................................   2
    1.5     Purchase Price.............................................   2
    1.6     Escrow.....................................................   3
    1.7     Fractional Shares..........................................   3
ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY
STOCKHOLDERS...........................................................   3
    2.1     Organization, Qualification and Corporate Power............   4
    2.2     Capitalization.............................................   4
    2.3     Authorization of Transaction...............................   4
    2.4     Noncontravention...........................................   5
    2.5     Subsidiaries...............................................   5
    2.6     Financial Statements.......................................   5
    2.7     Absence of Certain Changes.................................   6
    2.8     Undisclosed Liabilities....................................   6
    2.9     Tax Matters................................................   6
    2.10    Assets.....................................................   7
    2.11    Intellectual Property......................................   8
    2.12    Inventory..................................................   9
    2.13    Real Property and Leases...................................   9
    2.14    Contracts..................................................  10
    2.15    Accounts Receivable........................................  11
    2.16    Bank Accounts; Powers of Attorney..........................  11
    2.17    Insurance..................................................  11
    2.18    Litigation.................................................  11
    2.19    Employees..................................................  12
    2.20    Employee Benefits..........................................  12
    2.21    Environmental Matters......................................  15
    2.22    Legal Compliance...........................................  16
    2.23    Permits....................................................  16
    2.24    Certain Business Relationships With Affiliates.............  16
    2.25    Brokers' Fees..............................................  16
    2.26    Books and Records..........................................  16
    2.27    Year 2000 Compliance.......................................  16
    2.28    Customers, Distributors and Suppliers......................  17
    2.29    Authority to Execute and Perform Agreements................  17

                                      -i-
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    2.30    Title to Shares............................................  18
    2.31    EB Media...................................................  18
    2.32    Equity Ownership...........................................  18
    2.33    Disclosure.................................................  18
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER..............  18
ARTICLE IV - ARTICLE IV - SURVIVAL; INDEMNIFICATION....................  20
    4.1     Survival of Obligations....................................  20
    4.2     Stockholder Obligation to Indemnify........................  20
    4.3     Limitations on Stockholder Indemnification.................  21
    4.4     Procedures Relating to Indemnification.....................  21
    4.5     Stockholder Representative.................................  23
ARTICLE V - COVENANTS AND AGREEMENTS...................................  24
    5.1     Investment Representation and Lock-Up Agreements...........  24
    5.2     Stock Restriction Agreements...............................  24
    5.3     Non-Competition............................................  24
    5.4     Opinion of Counsel.........................................  24
    5.5     Resignations...............................................  25
    5.6     Retention..................................................  25
    5.7     Streaming Revenue..........................................  25
    5.8     Non-Disclosure and Developments............................  26
    5.9     Audited Financial Statements...............................  26
    5.10    Slik Technology............................................  26
ARTICLE VI - DEFINITIONS...............................................  26
ARTICLE VII - MISCELLANEOUS............................................  28
    7.1     Press Releases and Announcements...........................  28
    7.2     No Third Party Beneficiaries...............................  28
    7.3     Entire Agreement...........................................  28
    7.4     Succession and Assignment..................................  28
    7.5     Counterparts...............................................  28
    7.6     Headings...................................................  28
    7.7     Notices....................................................  28
    7.8     Governing Law..............................................  29
    7.9     Severability...............................................  29
    7.10    Expenses...................................................  30
    7.11    Specific Performance.......................................  30
    7.12    Submission to Jurisdiction.................................  30
    7.13    Construction...............................................  30
    7.14    Incorporation of Exhibits and Schedules....................  31

                                      -ii-
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Exhibits
--------

Exhibit A - Escrow Agreement
Exhibit B - Investment Representation and Lock-Up Agreement
Exhibit C - Stock Restriction Agreement
Exhibit D - Non-Competition and Non-Solicitation Agreement
Exhibit E - Form of Opinion of Counsel to the Company and Company Stockholders Exhibit F - Non-Disclosure and Developments Agreement

                                      iii
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                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") entered into as of February 16, 2000 is by and among CMGI, Inc., a Delaware corporation with its principal offices at 100 Brickstone Square, Andover, Massachusetts 01810 (the "Buyer"), NaviSite, Inc., a Delaware corporation with its principal offices at 400 Minuteman Road, Andover, Massachusetts 01810 and a majority-owned subsidiary of the Buyer ("NaviSite"), ClickHear, Inc., a Nevada corporation with its principal offices at 4822 Santa Monica Avenue, Suite 220, San Diego, California 92107 (the "Company"), and the holders of capital stock of the Company party hereto (each individually, a "Company Stockholder" and collectively, the "Company Stockholders"), who together own all of the issued and outstanding capital stock of the Company. The Buyer, NaviSite, the Company and the Company Stockholders are referred to collectively herein as the "Parties."

     WHEREAS, each of the Company Stockholders owns the number of issued and outstanding shares (collectively, the "Company Shares") of the common stock, $0.01 par value per share (the "Company Common Stock"), of the Company set forth opposite his name on Section 2.2 of the Disclosure Schedule attached hereto, which Company Shares in the aggregate represent all of the issued and outstanding shares of capital stock of the Company; and

     WHEREAS, the Buyer desires to purchase, and the Company Stockholders desire to sell, the Company Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                         ARTICLE I - PURCHASE AND SALE

     1.1 Purchase of Company Shares. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), each Company Stockholder shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Company Stockholder, all the Company Shares owned by such Company Stockholder, as set forth opposite such Company Stockholder's name on
Section 2.2 of the Disclosure Schedule. At the Closing each Company Stockholder shall deliver to the Buyer certificates evidencing the Shares owned by such Company Stockholder duly endorsed in blank or with stock powers duly executed by such Company Stockholder.

     1.2 Further Assurances. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, each of the Company Stockholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Company Shares owned by such Company Stockholder, to put the Buyer in actual possession and operating control of the assets, properties and business of the Company and the Subsidiaries (as defined in Section 2.5 hereof), to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

     1.3 The Closing. The Closing shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, commencing at 9:00 a.m. local time on the date hereof (the "Closing Date").

     1.4 Actions at the Closing. At the Closing, (a) the Company Stockholders shall deliver the certificates for the Company Shares to the Buyer, duly endorsed for transfer, (b) the Buyer shall deliver a certificate for the Initial Shares (as defined below) to each Company Stockholder and (c) the Buyer, NaviSite, the Stockholder Representatives (as defined therein), the Company Stockholders and the Escrow Agent (as defined therein) shall execute and deliver the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to
Section 1.6.

     1.5 Purchase Price. The purchase price to be paid by the Buyer for the Company Shares shall be as follows:

         (a) The Buyer shall issue and deliver to the Company Stockholders (subject to the provisions of Section 1.6) in the aggregate, a number of shares of common stock, $.01 par value per share, of the Buyer ("Buyer Common Stock") determined by dividing (i) $5,000,000 by (ii) the average of the last reported sale prices per share of the Buyer Common Stock on the Nasdaq National Market over the five (5) consecutive trading days ending on February 11, 2000 (the "Closing Price"). Such shares of Buyer Common Stock shall be allocated to the holders of Company Shares according to each Company Stockholder's percentage ownership of the Company immediately prior to the Closing determined by dividing
(i) the number of Company Shares held by such Company Stockholder as of the Closing Date as set forth on Section 2.2 of the Disclosure Schedule by (ii) the total number of Company Shares outstanding as of the Closing Date as set forth on Section 2.2 of the Disclosure Schedule. Company Stockholders shall be entitled to receive immediately 80% of the shares of Buyer Common Stock allocated to each of them pursuant to this Section 1.5(a) (the "Initial Shares"); the remaining 20% of the shares of Buyer Common Stock issued to each of them pursuant to this Section 1.5(a) (the "Escrow Shares") shall be deposited in escrow pursuant to Section 1.6 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Buyer Shares."

         (b) Until one year after the Closing, no Company Stockholder shall sell, transfer, pledge, sell any option or put for, enter into any hedging transaction with respect to or otherwise dispose of any of the Buyer Shares, or any interest thereon, except as required by the provisions of the Stock Restriction Agreement or Escrow Agreement.

         (c) On the Closing Date, the Buyer shall contribute to NaviSite all of the Company shares and NaviSite shall issue and deliver to Buyer that number of shares of common stock, $.01 par value per share, of NaviSite (the "NaviSite Common Stock") determined by dividing (i) $5,000,000 by (ii) the average of the last reported sale prices per share of the NaviSite Common Stock on the Nasdaq National Market over the five (5) consecutive trading days ending on the trading day that is three trading days prior to the Closing Date.

     1.6 Escrow. On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5(a), for the purpose of securing the indemnification obligations of the Company Stockholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

     1.7 Fractional Shares. No certificates or scrip representing fractional Buyer Shares shall be issued to the Company Stockholders upon the surrender for exchange of certificates representing Company Shares, and such Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a shareholder of the Buyer with respect to any fractional Buyer Shares that would have otherwise been issued to such Company Stockholders. In lieu of any fractional Buyer Shares that would have otherwise been issued, each Company Stockholder that would have been entitled to receive a fractional Buyer Share shall, upon proper surrender of such person's certificates, receive such whole number of Buyer Shares as is equal to the precise number of Buyer Shares to which such person would be entitled, rounded up or down to the nearest whole number (with a fractional interest equal to .5 rounded to the nearest odd number); provided that each Company Stockholder shall receive at least one Buyer Share.

                  ARTICLE II - REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY STOCKHOLDERS

     Each of the Company Stockholders represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be initialed by the Parties and shall be arranged in sections corresponding to the numbered and lettered contained in this Article II, and the disclosures in any Section of the Disclosure Schedule shall qualify only the corresponding Section in this Article II.

     2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the state of its incorporation. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Section 2.1 of the

Disclosure Schedule sets forth each of such states. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Articles of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its Articles of Incorporation or By-laws.

     2.2 Capitalization. The authorized capital stock of the Company consists of 1,500 Company Shares, of which 607 shares are issued and outstanding and no shares are held in the treasury of the Company. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of all stockholders of the Company, indicating the number of Company Shares held by each stockholder. All of the issued and outstanding Company Shares are, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock or any other equity interest of any kind whatsoever. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act of 1933, as amended (the "Securities Act"), of any Company Shares. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

     2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and stockholder action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such obligations may be limited by laws affecting rights of creditors generally and general principles of equitable relief.

     2.4 Noncontravention. Neither the execution and delivery of this Agreement by the Company and the Company Stockholders, nor the consummation by the Company and the Company Stockholders of the transactions contemplated hereby, will (a) conflict with or violate any provision of the charter or By-laws of the Company,
(b) require on the part of the Company or any Subsidiary any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company or any Company

Stockholder is a party or by which the Company or any Company Stockholder is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of their properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company and not material to the Company.

     2.5 Subsidiaries. The Company has no Subsidiaries. As used in this Agreement, "Subsidiary" means any corporation or other legal entity of which the Company or any Subsidiary owns, directly or indirectly, any stock or other equity interests. The Company is not a party to a partnership or joint venture with any other person.

     2.6 Financial Statements. The Company has previously delivered to the Buyer true and complete copies of (i) its unaudited consolidated balance sheet as of December 31, 1998, and the related statements of operations, stockholders' equity and cash flows and notes to financial statements for the year then ended, and (ii) its unaudited balance sheet as of December 31, 1999 (the "12/31/99 Balance Sheet"), and the related statements of operations, stockholders' equity and cash flows for the year then ended (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and present fairly the financial position and the results of operations of the Company as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles consistently applied ("GAAP") throughout the periods involved. The Company's books and records are sufficient to make them auditable by the Buyer's auditors.

     2.7 Absence of Certain Changes. Since the Company's inception, there has occurred no event or development which has had, or could reasonably be foreseen to have in the future, a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company (a "Company Material Adverse Effect").

     2.8 Undisclosed Liabilities. The Company has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for liabilities shown on the 12/31/99 Balance Sheet or on Section 2.8 of the Disclosure Schedule.

     2.9  Tax Matters.

         (a) The Company has filed all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. The

Company has paid all Taxes (as defined below) that were due or payable. The unpaid Taxes of the Company for tax periods through December 31, 1999 do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) and do not exceed such accruals and reserves as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. The Company has no actual or potential liability for any Tax obligation (whether by operation of law, by contract, or otherwise) of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. No independent contractor engaged by the Company is an employee for federal or state tax purposes. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

         (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since inception. No federal income Tax Returns of the Company have been audited by the Internal Revenue Service. No examination or audit of any Tax Returns of the Company by any Governmental Entity is currently in progress, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

         (c) The Company: (i) is not a "consenting corporation" within the meaning of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and none of the assets of the Company are subject to an election under
Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) is not or has ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code), other than a group of which only the Company is a member, or has any actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

         (d) None of the assets of the Company: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

         (e) The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

         (f) No state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

     2.10 Assets. The Company owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company (tangible or intangible) is subject to any Security Interest, other than Security Interests which do not, individually or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

     2.11  Intellectual Property.

         (a) The Company owns or has the right to use all Intellectual Property (as defined below) incorporated in its products or necessary for, or used in, the operation of its business as presently conducted (the "Company Intellectual Property"). Each item of Company Intellectual Property will be owned or available for use by the Company on substantially identical terms and conditions immediately following the Closing. The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. No other person or entity (i) has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in Section 2.11(c) of the Disclosure Schedule), or (ii) is infringing, violating or misappropriating any of the Company Intellectual Property. The Company has made available to the Buyer complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any item of Company Intellectual Property. For purposes of this agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, service marks, trade names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing. Section 2.11(a) of the Disclosure Schedule lists each patent, patent application, copyright registration, mask work registration or application therefor, and trademark or service mark registration or application therefor of the Company.

         (b) None of the activities or business presently conducted by the Company infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation and no such claim has been threatened by any third party.

         (c) Section 2.11(c) of the Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any of the Company's Intellectual Property.

         (d) Section 2.11(d) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

         (e) The Company has not disclosed the source code for any of the software owned by the Company and incorporated in its products or necessary for the operation of its business as presently conducted (the "Software") or other confidential or proprietary information constituting, embodied in or pertaining to the Software to any person or entity and has taken reasonable measure to prevent such disclosure.

         (f) All of the Software has been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in the Software to the Company. No portion of the Software was jointly developed with any third party.

     2.12 Inventory. All inventory of the Company consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value.

     2.13 Real Property and Leases.

         (a)  The Company owns no real property.

         (b) Section 2.13 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.13 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.13 of the Disclosure Schedule:

             (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

             (ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

             (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

             (iv) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

             (v) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

             (vi) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

     2.14 Contracts. Section 2.14 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company is a party:

         (a) any agreement (or group of related written agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum;

         (b) any agreement (or group of related written agreements) for the purchase or sale of products or other personal property or for the furnishing or receipt of services (i) which calls for performance over a period of more than one year, or (ii) which involves more than the sum of $10,000, or (iii) in which the Company has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

         (c) any agreement establishing a partnership or joint venture;

         (d) any agreement (or group of related written agreements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

         (e) any agreement concerning confidentiality or noncompetition;

         (f) any agreement between the Company and any of the Company Stockholders or their Affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"));

         (g) any agreement under which the consequences of a default or termination could have a Company Material Adverse Effect; and

         (h) any other agreement (or group of related agreements) either involving more than $10,000 or not entered into in the Ordinary Course of Business.

The Company has delivered to the Buyer a correct and complete copy of each agreement or a description of any oral agreement, (as amended to date) listed in
Section 2.14 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and
(iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the agreement.

     2.15 Accounts Receivable. All accounts receivable of the Company and the Subsidiaries are valid receivables subject to no setoffs or counterclaims and are current and collectible within 90 days after the date on which it first became due and payable, net of the applicable reserve for bad debts.

     2.16 Bank Accounts; Powers of Attorney. Section 2.16 of the Disclosure
Schedule identifies all bank and brokerage accounts of the Company, whether or not such accounts are held in the name of the Company, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from the Company with respect to such accounts. There are no other outstanding powers of attorney executed on behalf of the Company.

     2.17 Insurance. Section 2.17 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party. There is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies.

     2.18 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or, to the Company's knowledge, threatened against the Company or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

     2.19 Employees. Section 2.19 of the Disclosure Schedule contains a list of all employees of the Company, along with the position and the annual rate of compensation of each such person. Each such employee has entered into non-disclosure and employee intellectual property agreements with the Company, a copy of which has previously been delivered to the Buyer. Section 2.19 contains a list of all employment contracts, consulting agreements, patent disclosure agreements, non-competition agreements, or any other similar agreement or arrangement purporting to restrict in any way the right of any employee or consultant of the Company to fully perform their obligations as an employee or consultant of the Company. No employee or consultant of the Company (a) is in violation of any term of any employment contract, consulting agreement, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee or consultant to be employed or engaged by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others or (b) has given notice to the Company nor is the Company otherwise aware, that any such employee or consultant intends to terminate his or her employment or engagement with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Each Key Employee (as defined in Section 5.6) will have satisfied all other employment and consulting obligations and will have commenced full time employment at NaviSite by March 1, 2000.

     2.20 Employee Benefits.

         (a) For purposes of this Agreement, the following terms shall have the following meanings:

             (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

             (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

             (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

         (b) Section 2.20(b) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

         (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

         (d) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and
Section 401(m)(2) of the Code for each plan year ending prior to the Closing
Date.

         (e) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

         (f) At no time has the Company or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

         (g) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

         (h) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

         (i) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of
Section 501(c)(9) of the Code.

         (j) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

         (k) Section 2.20(k) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

            (l) Each Company Stockholder is employed solely by the Company.

     2.21 Environmental Matters.

         (a) The Company has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers;
(vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

         (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company. With respect to any such releases of

Materials of Environmental Concern, the Company has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

         (c) Set forth in Section 2.21(c) of the Disclosure Schedule is a list of all environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer.

     2.22 Legal Compliance. The Company, and the conduct and operation of its business, is in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or business.

     2.23 Permits. Section 2.23 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its respective businesses as presently conducted or as proposed to be conducted. Each such Permit is in full force and effect and, to the best of the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.

     2.24 Certain Business Relationships With Affiliates. No Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to the Company. Section 2.24 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which are reflected in the statements of operations of the Company included in the Financial Statements.

     2.25 Brokers' Fees. Neither the Company nor any Company Stockholder has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.26 Books and Records. The minute books and other similar records of the Company contain true and complete records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

     2.27 Year 2000 Compliance. All of the products and services currently being marketed, distributed or licensed by the Company or which were marketed, distributed or licensed by the Company since inception, and all internal systems, including, without limitation, computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems, are Year 2000 Compliant (as defined below). The Company is not aware of any failure to be Year 2000 Compliant of any third-party system that is material to the business or operations of the Company, including without limitation any system belonging to any of the Company's suppliers, service providers or customers. For purposes of this Agreement, "Year 2000 Compliant" means that the applicable system or item:

         (a) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years;

         (b) will accurately perform all date-dependent calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years; and

         (c) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of years from 1999 to 2000, (y) date data, including date data which represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date;

in each case without human intervention, other than original data entry.

     2.28 Customers, Distributors and Suppliers. Section 2.28 of the Disclosure Schedule sets forth (a) all representatives or distributors of the Company (whether pursuant to commission, royalty or other arrangement), (b) the 10 largest customers of the Company in terms of revenue recognized during the period from January 1, 1999 through December 31, 1999 and (c) the ten largest suppliers of Company in terms of costs recognized for the purchase of products or services during the period from January 1, 1999 to December 31, 1999 (collectively, the

"Distributors, Customers and Suppliers"). The Company does not know of any plan or intention of any of the Distributors, Customers or Suppliers, and the Company has not received any written or oral threat from any of the Distributors, Customers or Suppliers, to terminate, cancel or otherwise adversely modify its relationship with the Company or to decrease materially or limit its products to or services to the Company or its usage, purchase or distribution of the services or products of the Company.

     2.29 Authority to Execute and Perform Agreements. Each Company Stockholder has the full legal right and the power and authority to enter into, execute and deliver this Agreement and the other agreements which this Agreement provides that the Company Stockholders shall enter into, execute and deliver and to perform fully such Company Stockholder's obligations hereunder and thereunder. This Agreement and the other agreements which this Agreement provides that the Company Stockholders shall enter into, execute and deliver have been duly executed and delivered and are valid and binding obligations of the Company Stockholders enforceable against the Company Stockholders in accordance with their terms.

     2.30 Title to Shares. Each Company Stockholder owns beneficially and of record, free and clear of any lien, claim or encumbrance, the Company Shares set forth opposite such Company Stockholder's name on Section 2.2 of the Disclosure Schedule. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of the Company to which any Company Stockholder is a party.

     2.31 EB Media. EB Media has been dissolved.

     2.32 Equity Ownership. Set forth on the Disclosure Schedule are all equity interests, or rights to acquire the same, held by any Company Stockholder; provided, however, that the foregoing provision shall not be construed to require disclosure by any Company Stockholder holding or having the right to acquire an aggregate of not more than 2% of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

     2.33 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company pursuant to this Agreement, and no other statement made by the Company or any of its representatives in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Buyer all material information relating to the business of the Company or the transactions contemplated by this Agreement.

           ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Company Shareholders as follows:

     3.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

     3.2 Capitalization. The authorized capital stock of the Buyer consists of 400,000,000 shares of Buyer Common Stock and 5,000,000 shares of preferred stock, $.01 par value per share (the "Buyer Preferred Stock"), of which (i) 250 shares are designated Series A Preferred Stock, (ii) 50,000 shares are designated Series B Preferred Stock, (iii) 375,000 shares have been designated as Series C Preferred Stock and (iv) 18,090.45 shares have been designated as Series D Preferred Stock. As of the close of business on November 9, 1999, 118,662,978 shares of Buyer Common Stock were issued and outstanding, and (i) no shares of Series A Preferred Stock, (ii) 35,000 shares of Series B Preferred Stock (convertible into an aggregate of 1,384,538 shares of Buyer Common Stock),
(iii) 375,000 shares of Series C Preferred Stock (convertible into an aggregate of 3,925,674 shares of Buyer Common Stock), and (iv) no shares of Series D Preferred Stock were issued and outstanding. When issued in accordance with the terms of this Agreement, the shares of Buyer Common Stock to be issued hereunder will be duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights and shall be issued pursuant to an exemption from the registration and prospectus delivery requirements of, and in compliance with, the Securities Act, and applicable state law.

     3.3 Authorization of Transaction. The Buyer has all requisite power and authority to execute and deliver this Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Escrow Agreement by the Buyer and the performance of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby by the Buyer have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

     3.4 Reports and Financial Statements. The Buyer has previously furnished to the Company complete and accurate copies, as amended or supplemented, of its
(a) Annual Report on Form 10-K for the fiscal year ended July 31, 1999, as filed with the Securities and Exchange Commission ("SEC"), and (b) all other reports filed by the Buyer under Section 13 of the Exchange Act with the SEC since July 31, 1999 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 of the Exchange Act with the SEC since July 31, 1999. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the

Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

     3.5 Absence of Material Adverse Changes. Since July 31, 1999, there has not been any material adverse change in the assets, business, financial condition or results of operations of the Buyer and its Affiliates, taken as a whole, other than those that are disclosed in the Buyer Reports.

     3.6 Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

              ARTICLE IV - ARTICLE IV - SURVIVAL; INDEMNIFICATION

     4.1 Survival of Obligations.

         (a) The representations and warranties of the Company and the Company Stockholders in this Agreement or any document delivered pursuant hereto shall survive the Closing for a period of two years and shall terminate and be of no further force or effect as of the second anniversary of the Closing Date, except that (i) the representations and warranties in Section 2.9 shall survive the Closing until 90 days after the expiration of the applicable statute of limitations (giving effect to any applicable extensions), (ii) the representations and warranties in Section 2.21 shall survive the Closing until 90 days after the expiration of the applicable statute of limitations and (iii) the representations and warranties in Sections 2.2, 2.3, 2.29 and 2.30 shall survive the Closing forever and shall not terminate. The representations and warranties of the Buyer in this Agreement shall survive the Closing for a period of one year and shall terminate and be of no further force or effect as of the first anniversary of the Closing Date.

         (b) The respective covenants and agreements of the Company and the Company Stockholders in this Agreement or any document delivered pursuant hereto shall survive the Closing and shall be fully effective and enforceable for the periods therein indicated or where not indicated, forever.

     4.2 Stockholder Obligation to Indemnify.

         (a) Subject to Section 4.3, subsequent to the Effective Time, the Company Stockholders shall, jointly and severally, indemnify and hold harmless the Buyer, NaviSite and their directors, officers, employees, agents, affiliates and assigns (collectively, the "Indemnified

Persons") from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing (collectively, "Losses") suffered or incurred by the Company or any Indemnified Person based upon, arising out of or otherwise in respect of (i) any inaccuracy in or breach of any representation or warranty of the Company in this Agreement or in any document delivered pursuant hereto, (ii) any inaccuracy in or breach of any representation or warranty of any of the Company Stockholders in this Agreement or in any document delivered pursuant hereto or (iii) any breach of any covenant or agreement of the Company in this Agreement or any document delivered pursuant hereto, (iv) any breach of any covenant or agreement of any of the Company Stockholders in this Agreement or any document delivered pursuant hereto.

         (b) No indemnification shall be payable pursuant to Section 4.2(a) with respect to any inaccuracy or breach of any representation or warranty or breach of any covenant or agreement after termination thereof in accordance with
Section 4.1, except with respect to claims made prior to such termination pursuant to Section 4.4 but not then resolved (such representation, warranty, covenant or agreement surviving with respect to such claim until resolution of such claim).

         (c) All indemnification payments for any Loss under this Article IV shall be made to Buyer, and the Company Stockholders shall not be required to make payment for the same Loss to NaviSite.

     4.3 Limitations on Stockholder Indemnification.

         (a) The limitations of Sections 4.2(b) and 4.3(b) shall not apply in the case of a fraudulent or intentional misrepresentation or breach by the Company or any of the Company Stockholders.

         (b) Each Company Stockholder shall have no further obligation to indemnify Indemnified Persons pursuant to Section 4.2(a), or to transfer shares to Buyer under Section 5.6 or 5.7 or to sell shares to Buyer under any Stock Restriction Agreement after the aggregate consideration paid by such Company Stockholder to Buyer pursuant to this Article IV equals (i) the number of Buyer Shares received by such Company Stockholder pursuant to this Agreement less any such Buyer Shares transferred to Buyer pursuant to Section 5.6 or 5.7 or sold to Buyer pursuant to any Stock Restriction Agreement multiplied by (ii) the Closing Price.

         (c) Any surrender of Buyer Shares by a Company Stockholder pursuant to
Section 5.6 shall be credited against any indemnification obligation incurred by such Company Stockholder for the Damages giving rise to such surrender under
Section 5.6. Any surrender of Buyer Shares by a Company Stockholder pursuant to
Section 5.7 shall be credited against any indemnification obligation incurred by such Company Stockholder for the Damages giving rise to such surrender under
Section 5.7.

     4.4 Procedures Relating to Indemnification.

         (a) An Indemnified Person (the "Indemnified Party") shall give prompt written notice to the Stockholders Representatives (as defined in Section 4.5(a) as representatives of the indemnifying parties (collectively, the "Indemnifying Party") of any Loss in respect of which such Indemnified Party is seeking indemnification under Sections 4.2(a), specifying in reasonable detail the nature of such Loss, the section or sections of this Agreement to which the Loss relates, and the amount of such Loss (or if not then determinable, its best estimate of the amount of such Loss), except that any delay or failure so to notify the Indemnifying Party shall only relieve the Indemnifying Party of its obligations hereunder to the extent, if at all, that it is prejudiced by reason of such delay or failure.

         (b) If a Loss is suffered or incurred for or on account of or arises from or in connection with any demand, claim, suit, action, cause of action, investigation or inquiry by a person not party to this Agreement (a "Third Party Claim"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in such Third Party Claim and participate in such defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim which would have an adverse effect on the Indemnified Party, except that the Indemnifying Party may, without the Indemnified Party's prior written consent, compromise or settle any such Third Party Claim or consent to entry of any judgment with respect to any Third Party Claim which requires solely money damages paid by the Indemnifying Party, and which includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim. If the Indemnifying Party fails to assume the defense of any Third Party Claim within 20 business days after notice thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the compromise, settlement or final determination thereof. No Indemnified Party shall, without the Indemnifying Party's prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim unless such Indemnified Party has undertaken the defense, compromise or settlement in accordance with this Section 4.4(b) and the consent compromise or settlement of such Third Party Claim requires solely money damages to be paid by the Indemnifying Party, and which includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnifying Party from all liability in respect of such Third Party Claim. The Indemnifying Party shall pay any Loss suffered or incurred for or on account of or arising from or in connection with any Third Party Claim with respect to which an Indemnified Party has undertaken the defense, compromise or settlement in accordance with this Section 4.4(b) within 20 business days of receipt of notice from such Indemnified Party of such Loss.

         (c) With respect to any Loss (other than any Loss suffered or incurred for or on account of or arising from or in connection with any Third Party Claim), the Stockholders Representatives shall have 30 business days from receipt of notice from the Indemnified Party of such Loss within which to respond in writing whether the Indemnified Party accepts responsibility for the Loss or contests the validity of such Loss. If neither of the Stockholders Representatives respond within such 30 business day period, the Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such Loss.

     4.5 Stockholder Representative.

         (a) In order to administer the transactions contemplated by this Agreement and the Escrow Agreement, including the indemnification obligations of the Company Stockholders under this Article 4, the Company Stockholders hereby designate and appoint Troy Snyder and Christopher Levy as their representatives for purposes of this Agreement and the Escrow Agreement and as attorney-in-facts and agents for and on behalf of each Company Stockholder (each in such capacity, a "Stockholder Representative").

         (b) The Company Stockholders hereby authorize each of the Stockholder Representatives, acting singly, to represent the Company Stockholders, and their successors, with respect to all matters arising under this Agreement and the Escrow Agreement, including without limitation, (i) to take all action necessary in connection with the indemnification obligations of the Company Stockholders under this Article 4, including the defense or settlement of any claims and the making of payments with respect thereto, (ii) to give and receive all notices required to be given under this Agreement and the Escrow Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Company Stockholders by the Stockholder Representatives pursuant to this Agreement and the Escrow Agreement.

         (c) In the event that Troy Snyder, Christopher Levy or any substitute Stockholder Representative dies, becomes unable to perform his responsibilities as Stockholder Representative or resigns from such position, the Company Stockholders having an aggregate of greater than 50% ownership interest in the Company as set forth on Schedule 2.2 hereto shall select another representative to fill such vacancy and such substituted Stockholder Representative shall be deemed to be a Stockholder Representative for all purposes of this Agreement and the Escrow Agreement.

         (d) All decisions and actions by the Stockholder Representatives, including without limitation any agreement between the Stockholder Representatives and the Buyer or NaviSite or the Escrow Agent relating to indemnification obligations of the Company Stockholders under this Article 4, including the defense or settlement of any claims and the making of payments with respect hereto, shall be binding upon all of the Company Stockholders, and no Company Stockholders shall have the right to object, dissent, protest or otherwise contest the same. The Stockholder Representatives shall incur no liability to the Company Stockholders with respect to any action taken or suffered by the Stockholder Representatives in reliance upon any notice, direction, instruction, consent, statement or other documents believed by them to be genuinely and duly authorized, nor for any other action or inaction with respect to the indemnification obligations of the Company Stockholders under this Article 4, including the defense or settlement of any claims and the making of payments with respect thereto, except to the extent resulting from a Stockholder Representative's own willful misconduct or gross negligence. The Stockholder Representatives may, in all questions arising under this Agreement or the Escrow Agreement rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Stockholder Representatives shall not be liable to the Company Stockholders.

         (e) The Buyer, NaviSite and the Escrow Agent shall be able to rely conclusively on the written instructions and decisions of any one Stockholder Representative with respect to the indemnification obligations of the Company Stockholders under this Article 4, including the defense or settlement of any claims or the making of payments with respect thereto, or as to any other actions required or permitted to be taken by the Stockholder Representatives hereunder, and no party hereunder shall have any cause of action against the Buyer or the Escrow Agent to the extent the Buyer, NaviSite or the Escrow Agent has relied upon the written instructions or decisions of any one Stockholder Representative.

         (f) The Company Stockholders acknowledge and agree that the Stockholder Representatives may incur costs and expenses on behalf of the Stockholders in their capacity as Stockholder Representatives ("Representative Expenses"). Each of the Company Stockholders agrees to pay the Stockholder Representatives, promptly upon demand by the Stockholder Representative therefor, a percentage of any Representative Expenses equal to such Stockholder's ownership interest in the Company as set forth on Schedule 2.2 hereto.

                     ARTICLE V - COVENANTS AND AGREEMENTS

     5.1 Investment Representation and Lock-Up Agreements. At the Closing, each Company Stockholder shall deliver to the Buyer a duly executed Investment Representation and Lock-Up Agreement in substantially the form attached hereto as Exhibit B.

     5.2 Stock Restriction Agreements. At the Closing, each Company Stockholder shall deliver to the Buyer a duly executed Stock Restriction Agreement in substantially the form attached hereto as Exhibit C (the "Stock Restriction Agreements").

     5.3 Non-Competition. At the Closing, each Company Stockholder shall deliver to the Buyer a duly executed Non-Competition and Non-Solicitation Agreement in substantially the form attached hereto as Exhibit D.

     5.4 Opinion of Counsel. The Buyer shall have received an opinion of Fulbright & Jaworski LLP, counsel to the Company Stockholders, the Company and the Subsidiaries, dated as of the Closing Date, substantially the form attached hereto as Exhibit E, and as to such other matters as may be reasonably requested by the Buyer or its counsel.

     5.5 Resignations. At the Closing, the company shall deliver the resignations of each Director and each officer of the Company, effective as of the Closing.

     5.6 Retention. The following are the key employees of the Company as of the Closing: Troy Snyder, Christopher Levy, Christopher Knox, Randy Levine, Scott Bossinger, James Sherry, Michael Wallace and Michael Turner (collectively, the "Key Employees"). The Company Stockholders hereby covenant and agree that at least sixty-seven percent (67%) of the Key Employees shall remain employees of the Company at all times through the first anniversary of the Closing Date, except to the extent any one or more of the Key Employees is terminated without Cause (as defined below), resigns for Good Reason (as defined below), dies or becomes disabled. The Parties hereby agree that for each one percent (1%) by which the percentage of Key Employees who remain with the Company at all times through the first anniversary of the Closing Date (the "Retention Rate") is less than sixty-seven percent (67%), other than by reason of termination without Cause, resignation for Good Reason, death or disability, the Company Stockholders, on a pro rata basis according to their proportionate interests shown on Schedule 2.2, shall transfer to Buyer, for no consideration, three percent (3%) of all Buyer Shares, such that if the Retention Rate is less than thirty-four percent (34%), Company Stockholders shall have transferred (100%) of all the Buyer Shares Notwithstanding the foregoing, any shares repurchased by the Buyer under any Stock Restriction Agreement shall be credited against, and reduce, the number of shares that shall be transferred under Section 5.6.

     "Good Reason" shall have the meaning set forth in the Stock Restriction Agreement.

     "Cause" shall have the meaning set forth in the Stock Restriction
Agreement.

     5.7 Streaming Revenue. If the Streaming Revenue (as defined below) is less than $1,375,000 for the 11 month period ended December 31, 2000, the Company Stockholders shall, on a pro rata basis according to their proportionate interests shown on Schedule 2.2, transfer to Buyer, for no consideration, a number of shares of Buyer Common Stock equal to the total number of Buyer Shares multiplied by a fraction, the numerator of which shall be $1,375,000, less the amount of Streaming Revenue achieved for the 11 month period ended December 31, 2000, and the denominator of which shall be $1,375,000. Notwithstanding the foregoing, no Buyer Shares shall be required to be transferred to Buyer hereunder if, prior to December 31, 2000, NaviSite ceases to provide a reasonable level of funding for the development and commercialization of streaming media services, as determined in the judgment of NaviSite's management.

     "Streaming Revenue" shall mean all revenue recognized, after January 31, 2000, without duplication: (i) by ClickHear or NaviSite from sales of streaming media services; (ii) by NaviSite from sales of hosting services to customers who purchase both hosting services and streaming media services from ClickHear and/or NaviSite; and (iii) by NaviSite from sales of hosting services to customers of the Company as of the Closing Date.

     5.8 Non-Disclosure and Developments. At the Closing, the Company shall deliver to the Buyer a duly executed Non-Disclosure and Developments Agreement executed by each employee of the Company in the form attached hereto as Exhibit F.

     5.9 Audited Financial Statements. The Company Stockholders shall, at their expense, provide to the Buyer and NaviSite, as soon as practicable following the Closing, audited financial statements of the Company for the year ended December 31, 1999 ("Audited Financial Statements"). Notwithstanding anything to the contrary herein, the Buyer shall be entitled to make a claim for indemnification under Article IV as a result of any breach of any representation or warranty made in Section 2.6, 2.7 or 2.8 uncovered in the Audited Financial Statements only if the claimed amount exceeds $25,000 (in which event the claim may be made for the full amount).

     5.10 Slik Technology. The Company Stockholders will use their best efforts to obtain any necessary approval from the California Franchise Tax Board and dissolve Slik Technology.

                            ARTICLE VI - DEFINITIONS

     For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term                                                      Section
------------                                                      -------

12/31/99 Balance Sheet                                            2.6
Agreement                                                         Introduction
Audited Financial Statements                                      5.9
Buyer                                                             Introduction
Buyer Common Stock                                                1.5(a)
Buyer Preferred Stock                                             3.2
Buyer Reports                                                     3.4
Buyer Shares                                                      1.5(a)
Cause                                                             5.6
CERCLA                                                            2.21(a)
Closing                                                           1.1
Closing Date                                                      1.3
Closing Price                                                     1.5(a)
Code                                                              2.9(c)
Company                                                           Introduction
Company Common Stock                                              Introduction
Company Financial Statements                                      2.6
Company Intellectual Property                                     2.11(a)
Company Material Adverse Effect                                   2.7
Company Shares                                                    Introduction
Company Stockholder                                               Introduction

Disclosure Schedule                                               Article II
Distributors, Customers and Suppliers                             2.28
Employee Benefit Plan                                             2.20(a)(i)
Environmental Law                                                 2.21(a)
ERISA                                                             2.20(a)(ii)
ERISA Affiliate                                                   2.20(a)(iii)
Escrow Agreement                                                  1.4
Escrow Shares                                                     1.5(a)
Exchange Act                                                      2.14(f)
GAAP                                                              2.6
Good Reason                                                       5.6
Governmental Entity                                               2.4
Indemnified Party                                                 4.4(a)
Indemnifying Party                                                4.4(a)
Indemnified Persons                                               4.1
Initial Shares                                                    1.5(a)
Intellectual Property                                             2.11(a)
Key Employee                                                      5.6
Legal Proceeding                                                  2.18
Losses                                                            4.2(a)
Materials of Environmental Concern                                2.21(b)
NaviSite                                                          Introduction
NaviSite Common Stock                                             1.5(c)
Ordinary Course of Business                                       2.4
Party                                                             Introduction
Permit                                                            2.23
Representative Expenses                                           4.5(f)
Retention Rate                                                    5.6
SEC                                                               3.4
Securities Act                                                    2.2
Security Interest                                                 2.4
Software                                                          2.11(e)
Stock Restriction Agreements                                      5.2
Stockholder Representative                                        4.5(a)
Streaming Revenue                                                 5.7
Subsidiary                                                        2.5
Taxes                                                             2.9(a)
Tax Returns                                                       2.9(a)
Third Party Claim                                                 4.4(b)
Year 2000 Compliant                                               2.27

                          ARTICLE VII - MISCELLANEOUS

     7.1 Press Releases and Announcements. No Party shall issue any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

     7.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     7.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

     7.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that NaviSite may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer or NaviSite.

     7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     7.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:



     IF TO THE COMPANY:                      COPY (WHICH SHALL NOT CONSTITUTE LEGAL NOTICE) TO:
     ------------------                      --------------------------------------------------
     ClickHear, Inc.                         Fulbright & Jaworski LLP
     4822 Santa Monica Avenue                600 Congress Street, Suite 2400
     Suite 220                               Austin, Texas  78701
     San Diego, CA  92107                    Attn:  John C. Boehm, Jr., Esq.
     Attn: President

     IF TO THE BUYER:                        COPY (WHICH SHALL NOT CONSTITUTE LEGAL NOTICE) TO:
     ----------------                        --------------------------------------------------
     CMGI, Inc.                              Hale and Dorr LLP
     100 Brickstone Square, 5th Floor        60 State Street
     Andover, MA  01810                      Boston, MA  02109
     Attn:  Chief Financial Officer          Attn:  Mark G. Borden, Esq.

     IF TO NAVISITE:                         COPY (WHICH SHALL NOT CONSTITUTE LEGAL NOTICE) TO:
     --------------                          -------------------------------------------------
     NaviSite, Inc.                          Hale and Dorr LLP
     400 Minuteman Road                      60 State Street
     Andover, MA 01810                       Boston, MA  02109
     Attn:  Chief Financial Officer          Attn:  Mark G. Borden, Esq.




Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

     7.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     7.10 Expenses. The Company Stockholders, and not the Company, shall bear all costs and expenses (including broker, investment banking, legal and other professional fees and expenses) incurred by the Company Stockholders or the Company in connection with this Agreement and the transactions contemplated hereby. If not paid by the Company Stockholders within ten (10) days of an invoice or demand for payment, such expenses may be recovered by the Buyer pursuant to the Escrow Agreement. NaviSite, and not the Buyer, shall bear all costs and expenses (including broker, investment banking, legal and other professional fees and expenses) incurred by the Buyer or NaviSite in connection with this Agreement and the transactions contemplated hereby.

     7.11 Specific Performance. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     7.12 Submission to Jurisdiction. Each of the Parties (a) submits to the jurisdiction of the United States District Court for the District of Massachusetts sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section
7.8. Nothing in this Section 7.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

     7.13 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     7.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

    [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    CMGI, INC.


                                    By:  /s/ David Andonian
                                       -----------------------------------
                                    Name: David Andonian
                                    Title: President, Corporate Development


                                    NAVISITE, INC.


                                    By: /s/ Joel Rosen
                                       -----------------------------------
                                    Name: Joel Rosen
                                    Title:  Chief Executive Officer


                                    CLICKHEAR, INC.


                                    By:  /s/ Troy Snyder
                                       -----------------------------------
                                    Name: Troy Snyder
                                    Title: President

COMPANY STOCKHOLDERS


/s/ Troy Snyder                                    /s/ Jodie Bossinger
-------------------------------                    -----------------------------
Troy Snyder                                        Spousal Consent

/s/ Christopher Levy
-------------------------------
Christopher Levy

/s/ Christopher Knox
-------------------------------
Christopher Knox

/s/ Randy Levine
-------------------------------
Randy Levine

/s/ Michael Wallace
-------------------------------
Michael Wallace

/s/ James Sherry
-------------------------------
James Sherry

/s/ Michael Turner
-------------------------------
Michael Turner